          N E W S R E L E A S E

THE BANK OF KENTUCKY ANNOUNCES QUARTERLY DIVIDEND OF $0.18 PER SHARE

CRESTVIEW HILLS, KENTUCKY, March 25, 2014 - The Bank of Kentucky Financial Corporation (NASDAQ: BKYF) announced a quarterly cash dividend of $0.18 per common share, payable on April 25, 2014 to shareholders of record as of April 11, 2014. This dividend represents a $.01 or 6% increase over the dividend declared in March of 2013. The $0.18 per common share is equal to the dividend paid in January of 2014.

About The Bank of Kentucky Financial Corporation

The Bank of Kentucky Financial Corporation, a bank holding company with assets of approximately $1.857 billion, offers banking and related financial services to both individuals and business customers through its subsidiary, The Bank of Kentucky, Inc. (the “Bank”).  The Bank operates thirty-two branch locations and fifty-six ATMs.

For more information contact:

Martin Gerrety

Executive Vice President and CFO

(859) 372-5169

mgerrety@bankofky.com

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111 Lookout Farm Drive / Crestview Hills, KY 41017 / (859) 371-2340